EXHIBIT 99.1
NEWS RELEASE

LivaNova Comments on the U.S. Centers for Medicare & Medicaid Services’ Reconsideration of its National Coverage Determination for
VNS Therapy for Treatment-Resistant Depression

London, May 30, 2018 – LivaNova PLC (NASDAQ:LIVN) (“LivaNova” or the “Company”), a market-leading medical technology company, today issued a statement in regard to the U.S. Centers for Medicare & Medicaid Services’ (“CMS”) publication of a tracking sheet to reconsider its National Coverage Determination (“NCD”) for the Company’s Vagus Nerve Stimulation Therapy® (“VNS Therapy”) System for Treatment-Resistant Depression (“TRD”):
LivaNova has been engaged with CMS on this important issue and submitted a letter to CMS requesting a formal reconsideration of the NCD for VNS Therapy for patients with TRD. The Company is encouraged that CMS has taken this initial step, which may provide access to this important therapy for TRD that has been a Medicare non-covered indication for more than a decade. A change in the Medicare coverage status of VNS Therapy for TRD that ensures adequate patient access to this important therapy would be a positive outcome for patients and physicians. The posting of the National Coverage Analysis (“NCA”) tracking sheet, https://www.cms.gov/medicare-coverage-database/details/nca-tracking-sheet.aspx?NCAId=292&TimeFrame=7&DocType=All&bc=AAAAIAAAQAAA&, has opened the 30-day public comment period. Interested parties may comment on the NCA tracking sheet until June 29 as CMS brings greater attention to this important public health issue. Over the last decade, a significant body of new evidence has emerged showing that the addition of VNS Therapy is effective in reducing symptoms in patients with TRD. We look forward to working with CMS as they consider a change in Medicare coverage.
About LivaNova
LivaNova PLC is a global medical technology company built on nearly five decades of experience and a relentless commitment to improve the lives of patients around the world. LivaNova’s advanced technologies and breakthrough treatments provide meaningful solutions for the benefit of patients, healthcare professionals and healthcare systems. Headquartered in London, LivaNova has a presence in more than 100 countries worldwide. The Company currently employs more than 3,500 employees. LivaNova operates as two business franchises: Cardiac Surgery and Neuromodulation, with operating headquarters in Mirandola (Italy) and Houston (U.S.A.), respectively.
For more information, please visit www.livanova.com.
Safe Harbor Statement
This news release contains forward-looking statements within the meaning of Section 27A of the United States Securities Act of 1933, as amended, and Section 21E of the United States Securities Exchange Act of 1934, as amended. Forward-looking statements are not historical facts but are based on certain assumptions of management and describe LivaNova’s future plans, strategies and expectations. Forward-looking statements can generally be identified by the use of forward-looking terminology, including, but not limited to, "may," “could,” “seek,” “guidance,” “predict,” “potential,” “likely,” "believe," "will," "expect," "anticipate," "estimate," "plan," "intend," "forecast," or variations of these terms and similar expressions, or the negative of these terms or similar expressions. Forward-looking statements contained in this news release are based on information presently available to LivaNova and assumptions that LivaNova believes to be reasonable, but are inherently uncertain. As a result, LivaNova’s actual results, performance or achievements may differ materially from those expressed or implied by these forward-looking statements, which are not guarantees of future performance or actions that may be taken by LivaNova and involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond LivaNova’s control. You should carefully consider the risks and uncertainties that affect LivaNova, including those described in the “Risk Factors” section of LivaNova’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents filed from time to time with the United States Securities and Exchange Commission.
All information in this news release is as of the date of its release. LivaNova does not undertake or assume any obligation to update publicly any of the forward-looking statements in this news release to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable law. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements. We caution you not to place undue reliance on any forward-looking statements, which are made only as of the date of this news release.
LivaNova PLC Investor Relations and Media
Karen King, +1 (281) 228-7262
Vice President, Investor Relations & Corporate Communications

Deanna Wilke, +1 (281) 727-2764
Director, Corporate Communications – Products & Therapies
corporate.communications@livanova.com

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